EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               CRS DELAWARE, INC.

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                 Pursuant to Sections 242 and 245 of the General
                    Corporation Law of the State of Delaware

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         CRS DELAWARE, INC., a corporation organized and existing under the
General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:     The name of the Corporation is CRS Delaware, Inc.

SECOND:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 14, 2005.

THIRD:     The Certificate of Incorporation of the Corporation is hereby amended in its entirety and restated and integrated into a single instrument to read in full as set forth in the Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A and made a part hereof.


FOURTH:    The Restated Certificate of Incorporation of the Corporation shall become effective on May 11, 2005.


FIFTH:     The Restated Certificate of Incorporation of the Corporation was
proposed by the Board of Directors of the Corporation and was duly adopted in accordance with Section 228 of the General Corporation Law of the State of Delaware by the sole stockholder of the Corporation in the manner prescribed by
Section 242 of the General Corporation Law of the State of Delaware.

SIXTH:     The Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its officer thereunto duly authorized this 11th day of May, 2005.


                                        CRS DELAWARE, INC.

                                        By: /s/ Cheong Chah
                                           -----------------------------
                                           Name:   Cheong Chah
                                           Title:  President



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                                                                      Exhibit A
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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          REXAHN PHARMACEUTICALS, INC.


FIRST:     The name of the Corporation is

                          Rexahn Pharmaceuticals, Inc.

SECOND:    The address of the Corporation's registered office in the State of
Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of the Corporation's registered agent at such address is Corporation Service Company.

THIRD:     The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:    The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is 600,000,000, of which 100,000,000 shares of the par value of $.0001 each are to be of a class designated Preferred Stock and 500,000,000 shares of the par value of $.0001 each are to be of a class designated Common Stock.

         In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of stock.

COMMON STOCK

         The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

         1. Dividends. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may

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    be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

         2. Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

         3. Voting. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) the designation of the series, which may be by distinguishing number, letter or title;

         (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

         (c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

         (d) the dates at which dividends, if any, shall be payable;

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         (e) the redemption rights and price or prices, if any, for shares of the series;

         (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

         (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

         (h) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

         (i) restrictions on the issuance of shares of the same series or of any other class or series; and

         (j) the voting rights, if any, of the holders of shares of the series.

         Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to this Certificate of Incorporation or any Preferred Stock Designation.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

FIFTH:     The Corporation is to have perpetual existence.

SIXTH:     The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

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SEVENTH:   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the bylaws so require.

         The directors shall hold office until the expiration of their terms and their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, commencing with the 2005 annual meeting, the successors of directors whose terms expire at that meeting shall be elected by a plurality vote of all votes cast for the election of directors at such meeting to hold office for a term expiring at the next annual meeting of stockholders.

         Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

         Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding capital stock of the Corporation (the "Capital Stock") entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. No repeal or modification of this paragraph, directly or by adoption of an inconsistent

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provision of this Certificate of Incorporation, by the stockholders of the
Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

EIGHTH:    Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof.

NINTH:     Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

TENTH:

         1. Amendment of Certificate of Incorporation. From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the stockholders of the Corporation by its Certificate of Incorporation are granted subject to the provisions of this Article Tenth.

         2. Bylaws. The Board of Directors is expressly authorized to make, alter, amend and repeal the bylaws of the Corporation, in any manner not inconsistent with the

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laws of the State of Delaware or of the Certificate of Incorporation of the
Corporation, subject to the power of the holders of the Capital Stock to amend or repeal the bylaws made by the Board of Directors.

ELEVENTH:   The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Eleventh.

         1. Special Vote for Business Combinations. In addition to any affirmative vote required by law, this Certificate of Incorporation or the bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article Eleventh, a Business Combination shall not be consummated without the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of the Voting Stock not beneficially owned by any Interested Stockholders or any Affiliate or Associate of any Interested Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         2. When Special Vote Is Not Required. The provisions of Section 1 of this Article Eleventh shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs A or B are met.

         A. Approval by Continuing Directors. The Business Combination shall have been approved by at least a majority of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Stockholder (as hereinafter defined) became an Interested Stockholder (the "Determination Date").

         B. Price and Procedure Requirements. Each of the seven conditions specified in the following subparagraphs (i) through (vii) shall have been met:

              (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher amount determined under clauses (a) and (b) below (the requirements of this paragraph B(i) shall be applicable with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

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                 (a) the highest per share price (including any brokerage
            commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock acquired beneficially by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the base rate of interest of JPMorgan Chase Bank (or of such other major bank headquartered in New York City selected by at least a majority of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; and

                 (b) the Fair Market Value per share of Common Stock on the
            Announcement Date or on the Determination Date, whichever is higher.

              (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest amount determined under clauses (a), (b) and (c) below (the requirements of this paragraph B(ii) shall be applicable with respect to all shares of every class or series of outstanding Capital Stock, other than the Common Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Capital Stock):

                 (a) the highest per share price (including any brokerage
            commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Capital Stock acquired beneficially by it (1) within the two-year period immediately prior to the Announcement Date or
            (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the base rate of interest of JPMorgan Chase Bank (or of such other major bank headquartered in New York City selected by at least a majority of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per

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            share of such class or series of Capital Stock from the
            Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Capital Stock; and

                 (b) the Fair Market Value per share of such class or series of
            Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                 (c) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

              (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

              (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination, such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock; and, except as approved by at least a majority of the Continuing Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); and (c) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any

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         reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock.

              (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

              (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by at least a majority of the Continuing Directors, the opinion of an investment banking firm selected for and on behalf of the Corporation by at least a majority of the Continuing Directors as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (each as hereinafter defined).

              (vii) Such Interested Stockholder shall not have made any material change in the Corporation's business or equity capital structure without the approval of at least a majority of the Continuing Directors.

         Any Business Combination to which Section 1 of this Article Eleventh shall not apply by reason of this Section 2 shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, the bylaws of the Corporation or any agreement with any national securities exchange.

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         3. Certain Definitions. For the purposes of this Article Eleventh:

         A. A "Business Combination" shall mean:

              (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value of $15,000,000 or more; or

              (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

              (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

              (v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through (iv) above.

         B. A "person" shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

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         C. "Interested Stockholder" shall mean any person (other than (i) the
    Corporation or any Subsidiary and (ii) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

              (i) is the beneficial owner of Voting Stock having 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

              (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock having 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

              (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

         D. A person shall be a "beneficial owner" of any Capital Stock:

              (i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

              (ii) which such person or any Affiliate or Associate of such person has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

              (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

         E. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed owned by the

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    Interested Stockholder through application of paragraph D of this Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.


         F. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on May 11, 2005 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).


         G. "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

         H. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed a Continuing Director by at least two-thirds of the Continuing Directors then members of the Board.

         I. "Fair Market Value" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the Nasdaq Stock Market, Inc. National Market System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by at least a majority of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by at least a majority of the Continuing Directors.

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         J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Eleventh shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

         4. Powers of Continuing Directors. Any determination as to compliance with this Article Eleventh, including without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Capital Stock or other securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination, and (E) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $15,000,000 or more shall be made only upon action by at least a majority of the Continuing Directors of the Corporation; and the good faith determination of at least a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article Eleventh.

         5. No Effect on Fiduciary Obligations. Nothing contained in this Article Eleventh shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.

TWELFTH: Any action required or permitted to be taken by the stockholders may be taken by consent in writing by holders of at least a majority of the voting power of the outstanding shares of Voting Stock, voting together as a single class. Special Meetings of stockholders for any purpose or purposes shall be called by the Board of Directors pursuant to a resolution adopted by the Board or by the Chairman of the Board of the Corporation.

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